ITEM 77 Q1 (a) - COPIES OF ALL MATERIAL AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-LAWS


INTERMEDIATE MUNICIPAL TRUST

Amendment No. 13
to the
Amended & Restated
DECLARATION OF TRUST

Dated April 2, 1999


	THIS Declaration of Trust is amended as follows:

	Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

Section 5.  Establishment and Designation of
Series or Class.  Without limiting the
authority of the Trustees set forth in
Article XII, Section 8, inter alia, to
establish and designate any additional
Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be, and are established and designated as:

Federated Intermediate Municipal Trust
Institutional Shares
Service Shares

	The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 16th day of November, 2017, to become effective on December 29, 2017.

	WITNESS the due execution hereof this 16th day of November
2017.


/s/ John T. Collins
John T. Collins

/s/ Peter E. Madden
Peter E. Madden

/s/ J. Christopher Donahue
J. Christopher Donahue

/s/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.


/s/ John B. Fisher
John B. Fisher

/s/ Thomas M. O'Neill
Thomas M. O'Neill


/s/ G. Thomas Hough
G. Thomas Hough

/s/ P. Jerome Richey
P. Jerome Richey


/s/ Maureen Lally-Green
Maureen Lally-Green

/s/ John S. Walsh
John S. Walsh